Exhibit 99.1

Airspan Receives Notice from NYSE American Regarding Late Filing of Annual Report on Form 10-K

Boca Raton, FL—April 6, 2022 – Airspan Networks Holdings Inc. (NYSE American: MIMO) (“Airspan” or the “Company”) announced that on April 1, 2022, the Company received a notice from NYSE Regulation stating that the Company is not in compliance with the continued listing standards of the NYSE American LLC (the “Exchange”) under the timely filing criteria set forth in Section 1007 of the NYSE American Company Guide (the “Company Guide”). The non-compliance results from the Company’s failure to timely file its Annual Report on Form 10-K for the year ended December 31, 2021 (the “Form 10-K”), which was due to be filed with the Securities and Exchange Commission (“SEC”) no later than March 31, 2022 (the “Filing Delinquency”).

On March 16, 2022, the Company filed a Notification of Late Filing on Form 12b-25 (the “Original Form 12b-25”) with the SEC, which stated that it was unable to file the Form 10-K by the prescribed due date without unreasonable effort or expense because it required additional time to finalize its financial statements to be included in the Form 10-K. At the time the Original Form 12b-25 was filed, the Company anticipated that it would file the Form 10-K within the 15-day extension period permitted under Rule 12b-25 of the Securities Exchange Act of 1934, as amended. However, on March 31, 2022, the Company filed an amended Notification of Late Filing on Form 12b-25, which stated that, because of further delays and additional analyses with respect to the cutoff of the Company’s revenue recognition, the Company no longer anticipated filing the Form 10-K prior to the end of the 15-day extension period. In connection with those additional analyses, the Company identified a material weakness in its internal control over financial reporting. The material weakness that the Company identified occurred because it did not design and maintain effective controls related to the cutoff of revenue recognition on products shipped to customers. Management, with oversight from the Company’s Board of Directors and the Audit Committee of the Board of Directors is in the process of implementing a remediation plan for this material weakness, including, among other things, implementing process level and management review controls to ensure the cutoff of revenue recognition is accurate.

There have been no material misstatements identified in the Company’s previously issued financial statements.

In accordance with Section 1007 of the Company Guide, the Company will have six months from the date of the Filing Delinquency, or until September 30, 2022 (the “Initial Cure Period”), to file the Form 10-K with the SEC. If the Company fails to file the Form 10-K during the Initial Cure Period, the Exchange may, in its sole discretion, provide an additional six-month cure period (the “Additional Cure Period”). The Company can regain compliance with the Exchange’s continued listing standards at any time during the Initial Cure Period or Additional Cure Period, as applicable, by filing the Form 10-K and any subsequent delayed filings with the SEC. The Company intends to file the Form 10-K as soon as practicable, and currently expects to file the Form 10-K by April 14, 2022.

During the Initial Cure Period and the Additional Cure Period, if applicable, the Company’s securities will continue to trade on the Exchange, subject to the Company’s compliance with other continued listing requirements, with a late filer (“.LF”) indicator.

About Airspan

Airspan Networks Holdings Inc. (NYSE American: MIMO) is a U.S.-based provider of groundbreaking, disruptive software and hardware for 5G networks, and a pioneer in end-to-end Open RAN solutions that provide interoperability with other vendors. As a result of innovative technology and significant R&D investments to build and expand 5G solutions, Airspan believes it is well-positioned with 5G indoor and outdoor, Open RAN, private networks for enterprise customers and industrial use applications, fixed wireless access (FWA), and CBRS solutions to help mobile network operators of all sizes deploy their networks of the future, today. With over one million cells shipped to 1,000 customers in more than 100 countries, Airspan has global scale.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the Company’s expectations relating to the filing of the Form 10-K and the financial information to be included therein. Forward-looking statements can be identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. Forward-looking statements are based upon the current beliefs and expectations of the Company’s management and are inherently subject to significant uncertainties and contingencies, many of which are difficult to predict and generally beyond the Company’s control. Actual results, performance or achievements may differ materially, and potentially adversely, from any forward-looking statements and the assumptions on which those forward-looking statements are based. You are cautioned not to place undue reliance on forward-looking statements. For further information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors section of the Company’s Annual Report on Form 10-K (as amended) filed with the SEC on May 14, 2021, or the Company’s registration statement on Form S-1 as filed with the SEC on September 10, 2021. All information set forth herein speaks only as of the date hereof, and the Company disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication, except as required by applicable law or regulation.

Investor Relations Contact:
Brett Scheiner
561-893-8660
IR@airspan.com

Media Contact:
Howie Waterman
917-359-5505
hwaterman@airspan.com